Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for Three and Twelve Months Ended December 31, 2017

HOUSTON, Texas – February 8, 2018 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three and twelve months ended December 31, 2017.  The Company reported net income of $195 million, or $0.88 per share, for the fourth quarter of 2017, compared to a net loss of $78.1 million, or $0.53 per share, for the quarter ended December 31, 2016.  Revenues for the fourth quarter of 2017 were $787 million, compared to $247 million for the fourth quarter of 2016.

For the year ended December 31, 2017, the Company reported net income of $5.9 million, or $0.03 per share, compared to a net loss of $319 million, or $2.18 per share, for the year ended December 31, 2016.  Revenues for the year ended December 31, 2017 were $2.4 billion, compared to $916 million for 2016.

The financial results for the fourth quarter of 2017 include net after-tax items of $218 million, or $0.98 per share.  These items include a benefit of $219 million, or $0.99 per share, related to a non-cash revaluation of deferred tax items arising from lower corporate tax rates as part of recent tax legislation, $8.7 million of pre-tax merger and integration expenses ($6.4 million after-tax, or $0.03 per share), and an $8.4 million pre-tax gain ($6.2 million after-tax, or $0.03 per share) related to the sale of certain oil and gas properties.  Excluding these items, the net loss per share for the quarter would have been $0.10.  Financial results for the year ended December 31, 2017 include the aforementioned adjustment to the deferred tax items, as well as merger and integration expenses totaling $74.4 million pre-tax, a non-cash impairment charge totaling $29.0 million and gains from the sale of certain real estate and oil and gas interests totaling $19.6 million.  Excluding these items, the net loss per share for the year ended December 31, 2017 would have been $0.80.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “Before reviewing the financial results, I want to express again that all of us at Patterson-UTI are mourning those who lost their lives in the tragic accident in Oklahoma.  There is nothing more important to us than the safety of our employees and others we partner with in the field.”

Mr. Hendricks added, “Turning to the fourth quarter, despite widespread concerns for lower industry drilling activity, our rig count rebounded through the quarter.  Even with the typical holiday slowdown in Canada, our rig count at the end of the year was near the highest level of 2017.  Our average rig count for the fourth quarter was unchanged relative to the third quarter at 161 rigs.  For the month of January 2018 our average rig count was 165.

“Average rig margin per day for the fourth quarter increased $280 sequentially to $8,010, as a $630 increase in average rig revenue per day offset a $350 increase in average rig operating costs per day.  Average rig revenue per day of $20,950 was better than expected, as the market for super-spec rigs remains tight.  Average rig operating costs per day increased, as expected, to $12,940 from an unusually low level in the third quarter.

“We completed all seven of the previously announced rig upgrades to APEX-XK®, and continue to see strong demand for super-spec rigs.  As such, we now have customer contracts to support the upgrade of five additional APEX® rigs - two to become APEX-XK® rigs and three to become APEX-PK™ rigs.  These five upgraded rigs are expected to be delivered in the first half of 2018.

“As of December 31, 2017, we had term contracts for drilling rigs providing for approximately $540 million of future dayrate drilling revenue, an increase from $470 million at September 30, 2017.  Based on contracts currently in place, we expect an average of 96 rigs operating under term contracts during the first quarter, and an average of 67 rigs operating under term contracts during 2018.

“In pressure pumping, revenues increased 12% sequentially to $407 million for the fourth quarter.  Gross margin as a percentage of revenues increased to 20.4% for the fourth quarter from 19.9% for the third quarter.

“Late in the fourth quarter we reactivated one additional frac spread, and ended the year with 1.25 million horsepower active, comprising 23 frac spreads.  For 2018 we have several initiatives underway by which to benefit from the expected strength in the pressure pumping market.  These initiatives include optimizing our average spread size to gain an extra active spread from already active equipment, relocating a couple spreads out of the Mid-Continent to more profitable markets, and reactivating additional idle frac spreads.

“On October 11, 2017, we completed the acquisition of MS Directional, a leading U.S. directional drilling services company.  As such, financial results for the fourth quarter include 81 days of post-acquisition contribution.  Directional drilling revenues totaled $45.6 million and gross margin as a percentage of revenues was 29.4%.”

Mark S. Siegel, Chairman of Patterson-UTI, stated, “Looking back on 2017, it was a transformational year for Patterson-UTI.  We both strengthened and diversified our company through strategic acquisitions that improved our scale in drilling and pressure pumping and added new services in directional drilling, oilfield rentals, and drilling technology.  Patterson-UTI is the only company in the U.S. unconventional market with significant scale in drilling, pressure pumping, and directional drilling.”

Mr. Siegel, continued, “Our thoughts and prayers go out to all those affected by the tragic accident in Oklahoma and their loved ones.  We would like to thank the first responders, emergency personnel, authorities and others for their tremendous courage and efforts as well as the local people in and around Quinton, Oklahoma, who dropped everything to offer support to those affected,” he concluded.

The Company declared a quarterly dividend on its common stock of $0.02 per share, to be paid on March 22, 2018, to holders of record as of March 8, 2018.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended December 31, 2017, is scheduled for today, February 8, 2018, at 9:00 a.m. Central Time. The dial-in information for participants is (844) 704-2496 (Domestic) and (647) 253-8661 (International).  The conference ID for both numbers is 1789305.  The call is also being webcast and can be accessed through the Investor Relations section at www.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a provider of oilfield services and products to oil and natural gas exploration and production companies in North America, including market leading positions in contract drilling, pressure pumping and directional drilling services.  For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; governmental regulation; product liability; legal proceedings and actions by governmental or other regulatory agencies; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
REVENUES	$787,334	$246,887	$2,356,684	$915,866
COSTS AND EXPENSES
Direct operating costs	567,930	189,392	1,717,540	648,776
Depreciation, depletion, amortization and impairment	211,154	157,225	783,341	668,434
Selling, general and administrative	34,700	17,534	105,847	69,205
Merger and integration expenses	8,653	—	74,451	—
Other operating income, net	(13,456)	(4,038)	(31,957)	(14,323)

Total costs and expenses	808,981	360,113	2,649,222	1,372,092

OPERATING LOSS	(21,647)	(113,226)	(292,538)	(456,226)

OTHER INCOME (EXPENSE)
Interest income	717	54	1,866	327
Interest expense	(10,543)	(8,644)	(37,472)	(40,366)
Other	117	17	343	69

Total other expense	(9,709)	(8,573)	(35,263)	(39,970)

LOSS BEFORE INCOME TAXES	(31,356)	(121,799)	(327,801)	(496,196)
INCOME TAX BENEFIT	(226,758)	(43,677)	(333,711)	(177,562)

NET INCOME (LOSS)	$195,402	$(78,122)	$5,910	$(318,634)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.88	$(0.53)	$0.03	$(2.18)
Diluted	$0.88	$(0.53)	$0.03	$(2.18)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	219,843	146,664	198,447	146,178
Diluted	221,904	146,664	199,882	146,178
CASH DIVIDENDS PER COMMON SHARE	$0.02	$0.02	$0.08	$0.16

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Contract Drilling:
Revenues	$309,580	$136,085	$1,040,033	$543,663
Direct operating costs	$191,269	$86,586	$667,105	$305,804
Margin (1)	$118,311	$49,499	$372,928	$237,859
Selling, general and administrative	$1,428	$1,205	$5,934	$5,743
Depreciation, amortization and impairment	$133,315	$110,821	$538,891	$467,974
Operating loss	$(16,432)	$(62,527)	$(171,897)	$(235,858)

Operating days – United States	14,638	6,113	49,751	22,975
Operating days – Canada	138	175	676	621
Operating days – Total	14,776	6,288	50,427	23,596

Average revenue per operating day – United States	$20.95	$21.66	$20.63	$22.98
Average direct operating costs per operating day – United States	$12.89	$13.75	$13.18	$12.78
Average margin per operating day – United States (1)	$8.06	$7.91	$7.45	$10.21
Average rigs operating – United States	159	66	136	63

Average revenue per operating day – Canada	$20.90	$21.11	$20.20	$25.15
Average direct operating costs per operating day – Canada	$18.57	$14.49	$16.71	$19.70
Average margin per operating day – Canada (1)	$2.33	$6.63	$3.50	$5.45
Average rigs operating – Canada	2	2	2	2

Average revenue per operating day – Total	$20.95	$21.64	$20.62	$23.04
Average direct operating costs per operating day – Total	$12.94	$13.77	$13.23	$12.96
Average margin per operating day – Total (1)	$8.01	$7.87	$7.40	$10.08
Average rigs operating – Total	161	68	138	64

Capital expenditures	$131,999	$26,507	$354,425	$72,508

Pressure Pumping:
Revenues	$406,652	$105,642	$1,200,311	$354,070
Direct operating costs	$323,607	$100,008	$966,835	$334,588
Margin (2)	$83,045	$5,634	$233,476	$19,482
Selling, general and administrative	$3,926	$2,394	$14,442	$11,238
Depreciation, amortization and impairment	$56,677	$43,315	$198,006	$184,872
Operating income (loss)	$22,442	$(40,075)	$21,028	$(176,628)

Fracturing jobs	180	111	622	352
Other jobs	300	243	1,262	799
Total jobs	480	354	1,884	1,151

Average revenue per fracturing job	$2,225.56	$932.07	$1,894.40	$982.56
Average revenue per other job	$20.17	$8.98	$17.43	$10.28
Average revenue per total job	$847.19	$298.42	$637.11	$307.62
Average costs per total job	$674.18	$282.51	$513.18	$290.69
Average margin per total job (2)	$173.01	$15.92	$123.93	$16.93
Margin as a percentage of revenues (2)	20.4%	5.3%	19.5%	5.5%

Capital expenditures	$86,013	$11,922	$171,436	$39,584

Directional Drilling:
Revenues	$45,580	$—	$45,580	$—
Direct operating costs	$32,172	$—	$32,172	$—
Margin (3)	$13,408	$—	$13,408	$—
Selling, general and administrative	$4,082	$—	$4,082	$—
Depreciation and amortization	$9,347	$—	$9,347	$—
Operating loss	$(21)	$—	$(21)	$—

Margin as a percentage of revenues (3)	29.4%	—	29.4%	—

Capital expenditures	$7,795	$—	$7,795	$—

Other Operations:
Revenues	$25,522	$5,160	$70,760	$18,133
Direct operating costs	$20,882	$2,798	$51,428	$8,384
Margin (4)	$4,640	$2,362	$19,332	$9,749
Selling, general and administrative	$2,847	$1,769	$10,743	$3,026
Depreciation, depletion and impairment	$9,576	$1,721	$29,402	$10,114
Operating loss	$(7,783)	$(1,128)	$(20,813)	$(3,391)

Capital expenditures	$10,531	$495	$31,547	$6,116

Corporate:
Selling, general and administrative	$22,417	$12,166	$70,646	$49,198
Merger and integration expenses	$8,653	$—	$74,451	$—
Depreciation	$2,239	$1,368	$7,695	$5,474
Other operating income, net	$(13,456)	$(4,038)	$(31,957)	$(14,323)

Capital expenditures	$898	$364	$1,884	$1,591
Total capital expenditures	$237,236	$39,288	$567,087	$119,799

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per total job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)

For Directional Drilling, margin is defined as revenues less direct operating costs and excludes depreciation and amortization and selling, general and administrative expenses. Margin as a percentage of revenues is defined as margin divided by revenues.

(4)	For Other Operations, margin is defined as revenues less direct operating costs and excludes depreciation, depletion and impairment and selling, general and administrative expenses.

	December 31,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2017	2016
Cash and cash equivalents	$42,828	$35,152
Current assets	$746,855	$246,882
Current liabilities	$546,250	$264,815
Working capital	$200,605	$(17,933)
Borrowings under revolving credit facility	$268,000	$—
Other long-term debt	$598,783	$598,437

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net income (loss)	$195,402	$(78,122)	$5,910	$(318,634)
Income tax benefit	(226,758)	(43,677)	(333,711)	(177,562)
Net interest expense	9,826	8,590	35,606	40,039
Depreciation, depletion, amortization and impairment	211,154	157,225	783,341	668,434

Adjusted EBITDA	$189,624	$44,016	$491,146	$212,277

Total revenue	$787,334	$246,887	$2,356,684	$915,866
Adjusted EBITDA margin	24.1%	17.8%	20.8%	23.2%

Adjusted EBITDA by operating segment:
Contract drilling	$116,883	$48,294	$366,994	$232,116
Pressure pumping	79,119	3,240	219,034	8,244
Directional drilling	9,326	—	9,326	—
Other operations	1,793	593	8,589	6,723
Corporate	(17,497)	(8,111)	(112,797)	(34,806)

Consolidated Adjusted EBITDA	$189,624	$44,016	$491,146	$212,277

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense (including impairment of goodwill).  We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure.  We exclude the items listed above from net income (loss) in arriving at Adjusted EBTIDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.

Selected Costs and Expenses

(unaudited, dollars and shares in thousands)

	Three Months Ended December 31, 2017
	Pre-tax	After-tax	Per share
Non-cash revaluation of deferred tax items from tax reform		$218,651	$0.99
Merger and integration expenses	$(8,653)	(6,416)	(0.03)
Gain on sale of certain oil and gas properties	$8,417	6,241	0.03
		$218,476	$0.98

Normalized effective tax rate		25.85%

Weighted average number of common shares outstanding			219,843
Add dilutive effect of potential common shares			2,061
Weighted average number of diluted common shares outstanding			221,904

PATTERSON-UTI ENERGY, INC.

Pro forma Net Loss per Share for the Three Months Ended December 31, 2017

(unaudited, in thousands, except per share data)

Three Months Ended
December 31, 2017

Net income as reported	$195,402

Non-cash revaluation of deferred tax items from tax reform	(218,651)
After-tax merger and integration expenses	6,416
After-tax gain on sale of certain oil and gas properties	(6,241)

Pro-forma net loss without items	$(23,074)

Weighted average number of common shares outstanding	219,843
Pro-forma net loss per share	$(0.10)

PATTERSON-UTI ENERGY, INC.

Pro forma Net Loss per Share for the Year Ended December 31, 2017

(unaudited, dollars and shares in thousands)

Year Ended
December 31, 2017

Net income as reported	$5,910

Pretax merger and integration expenses	74,451
Pretax non-cash impairment charge	28,979
Pretax gain on sale of certain real estate and oil and gas interests	(19,627)
83,803
Effective tax rate	35.10%
After-tax amount	54,388

Non-cash revaluation of deferred tax items from tax reform	(218,651)

Pro-forma net loss without items	$(158,353)

Weighted average number of common shares outstanding	198,447
Pro-forma net loss per share	$(0.80)

PATTERSON-UTI ENERGY, INC.

Effective Tax Rate Computation

(unaudited, dollars in thousands)

	Three Months Ended	Year Ended
	December 31, 2017	December 31, 2017

Loss before income taxes as reported	$(31,356)	$(327,801)

Income tax benefit as reported	$(226,758)	$(333,711)
Less: non-cash revaluation of deferred tax items from tax reform	218,651	218,651
Normalized income tax benefit	$(8,107)	$(115,060)

Normalized effective tax rate	25.85%	35.10%

PATTERSON-UTI ENERGY, INC.

Contract Drilling Per Day Successive Quarters

(unaudited, dollars in thousands)

	2017
	Fourth	Third
	Quarter	Quarter
Contract drilling revenues	$309,580	$301,614
Operating days - Total	14,776	14,841
Average revenue per operating day - Total	$20.95	$20.32
Direct operating costs - Total	$191,269	$186,957
Average direct operating costs per operating day - Total	$12.94	$12.60
Average margin per operating day - Total	$8.01	$7.73

PATTERSON-UTI ENERGY, INC.

Pressure Pumping Margin and Adjusted EBITDA

(unaudited, dollars in thousands)

	2017
	Fourth	Third
	Quarter	Quarter

Pressure pumping revenues	$406,652	$362,441
Direct operating costs	323,607	290,315
Margin	83,045	72,126
Selling, general and administrative	3,926	4,011
Adjusted EBITDA	$79,119	$68,115

Margin as a percentage of revenues	20.4%	19.9%